Exhibit 99.1

Ampio Announces Appointment of Interim Chief Financial Officer

ENGLEWOOD, Colo., June 12, 2017/PRNewswire/ Ampio Pharmaceuticals, Inc. (NYSE MKT: AMPE) announced today that the Company has not renewed the employment agreement of Gregory Gould, Ampio’s Chief Financial Officer, which expired on June 10, 2017, and has appointed Tom Chilcott, Ampio’s controller, as Interim CFO. As previously disclosed, Mr. Gould has been dividing his time as CFO of both Ampio and Aytu BioScience, Inc. since April 2015.

About Ampio Pharmaceuticals

Ampio Pharmaceuticals, Inc. is a development stage biopharmaceutical company primarily focused on the development of therapies to treat prevalent inflammatory conditions for which there are limited treatment options. We are developing compounds that decrease inflammation by (i) inhibiting specific pro-inflammatory compounds by affecting specific pathways at the protein expression and at the transcription level; (ii) activating specific phosphatase or depletion of the available phosphate needed for the inflammation process; and (iii) decreasing vascular permeability.

Forward Looking Statements

Ampio’s statements in this press release that are not historical fact, and that relate to future plans or events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by use of words such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions. These forward-looking statements include statements regarding Ampio’s expectations with respect to the Ampion™, as well as those associated with clinical trials, expected results, regulatory approvals, the ability of Ampio to enter into partnering arrangements, the Biological License Application (BLA) and decisions and changes in business conditions and similar events, all of which are inherently subject to various risks and uncertainties. The risks and uncertainties involved include those detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including without limitation, under Ampio’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tom Chilcott

Interim Chief Financial Officer

Tchilcott@ampiopharma.com

Phone: (720) 437-6500